UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2005

R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-07155 (Commission File Number)	13-2740040 (IRS Employer Identification No.)

1001 Winstead Drive, Cary NC (Address of principal executive offices)		27513 (Zip Code)
R.H. Donnelley Inc.*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-59287 (Commission File Number)	36-2467635 (I.R.S. Employer Identification No.)

1001 Winstead Drive, Cary NC (Address of principal executive offices)		27513 (Zip Code)
Registrant’s telephone number,
including area code:
(919) 297-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation. R.H. Donnelley Inc. became subject to the filing requirements of Section 15(d) on October 1, 1998 in connection with the public offer and sale of its 9 1/8% Senior Subordinated Notes, which Notes were redeemed in full on February 6, 2004. In addition, R.H. Donnelley Inc. is the obligor of 8 7/8% Senior Notes due 2010 and 10 7/8% Senior Subordinated Notes due 2012, and is now subject to the filing requirements of Section 15(d) as a result of such Notes. As of October 2, 2005, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.

Item 1.01. Entry into a Material Definitive Agreement.
The Merger Agreement
     On October 3, 2005, R.H. Donnelley Corporation, a Delaware corporation (the “Company”), a wholly owned subsidiary of the Company (“Merger Sub”) and Dex Media, Inc., a Delaware corporation (“Dex Media”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for the merger of Dex Media into Merger Sub, following the satisfaction of the conditions set forth in the Merger Agreement (the “Merger”), with Merger Sub as the surviving corporation, to be renamed Dex Media, Inc. immediately following the Merger. Following the Merger, the Company will continue to be known as R.H. Donnelley Corporation. In the Merger, each issued and outstanding share of common stock of Dex Media will be converted into the right to receive $12.30 in cash and the right to receive 0.24154 shares of the Company’s common stock. The Company will assume Dex Media’s outstanding indebtedness as a result of the Merger.
     Upon completion of the Merger, the current stockholders of the Company and the current stockholders of Dex Media are expected to own approximately 47% and 53% of the Company’s shares of common stock, respectively. Completion of the Merger is subject to customary closing conditions, including antitrust clearance and the approval of the stockholders of the Company and Dex Media. The Merger is presently expected to be completed in the first quarter of 2006.
     Carlyle (as defined below) and Welsh Carson (as defined below), who collectively own 52% of Dex Media, have entered into support agreements pursuant to which they have agreed to vote specified portions of their voting securities in favor of and otherwise support the Merger. The GS Funds (as defined below) have also agreed to vote all of their voting securities and otherwise support the Merger.
     The Merger Agreement contemplates that, following the Merger, the Company’s most senior executives currently will continue to serve in the following capacities: David C. Swanson will be the company’s Chief Executive Officer, Peter J. McDonald will be its Chief Operating Officer and Steven M. Blondy will be its Chief Financial Officer. George Burnett, the current Chief Executive Officer of Dex Media, will serve as Chairman of the Company’s Board of Directors (the “Company Board”). Immediately following the closing, the Company Board will consist of 13 members, seven of which will be individuals who are currently members of the Company Board and six of which will be individuals who are currently members of Dex Media’s Board of Directors. Mr. Swanson will remain on the Company Board (surrendering the Chairman’s role), Mr. Burnett will join the Company Board as Chairman and one designee of Carlyle and one designee of Welsh Carson will join the Company Board. In addition, immediately following the Merger, the three current independent members of Dex Media’s Board will join the Company Board and six of the present (of the nine remaining) other members of the Company Board will remain on the Company Board, at least five of whom will be independent under the New York Stock Exchange rules. The presiding independent director of the Company Board following the Merger shall be chosen from among the present members of the Company Board.

     Following the Merger, a majority of the Company Board and all members of each Committee of the Company Board will be independent under the New York Stock Exchange rules and not affiliated with Carlyle or Welsh Carson.
     The Merger Agreement includes customary non-solicitation covenants from the Company and Dex Media and the Merger Agreement may be terminated by either company in order to accept a superior proposal. A termination fee is payable in specified circumstances.
The Sponsor Stockholders Agreements
     In connection with Merger Agreement, the Company entered into two Sponsor Stockholder Agreements (the “Stockholders Agreements”), dated as of October 3, 2005, with Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle High Yield Partners, L.P., Carlyle-Dex Partners L.P. and Carlyle-Dex Partners II, L.P. (collectively, “Carlyle”) and Welsh, Carson, Anderson & Stowe IX, L.P., WD GP Associates LLC and WD Investors LLC (collectively, “Welsh Carson,” and together with Carlyle, the “Sponsor Stockholders” and each individually, a “Sponsor Stockholder”).
     Each Stockholders Agreement provides that the applicable Sponsor Stockholder will have the right to designate one individual for election to the Company Board until such time as that Sponsor Stockholder no longer owns at least 5% of the Company’s outstanding common stock and will vote for the nominees nominated by the Nominating Committee of the Company, so long as the Company Board consists of no more than 13 members and includes such Sponsor Stockholder designee, the Chief Executive Officer of the Company and the Chairman of the Company Board, with remaining directors being unaffiliated with Carlyle or Welsh Carson and a majority of directors of the Company Board being independent under the New York Stock Exchange rules.
     Each of the Sponsor Stockholders agreed in the Stockholders Agreements not to acquire voting securities of the Company or securities convertible into voting securities if the acquisition would cause the Sponsor Stockholder to beneficially own more than 15% of the Company’s outstanding voting securities, as well as to other customary standstill provisions. These restrictions apply from the date of the Stockholders Agreement until shortly after the time when the applicable Sponsor Stockholder owns less than 5% of the Company’s voting securities and/or the applicable Sponsor Stockholder’s designee has resigned from the Company Board. Each Sponsor Stockholder also agreed not to transfer shares to any person or group who would own more than 5% (or 15% in the case of passive investors) of the Company’s voting securities after the transfer unless such person or group became bound by the standstill provisions of the Stockholders Agreement.
     Pursuant to the Stockholders Agreements, the Company granted the Sponsor Stockholders certain customary rights to require the Company to register for resale under the federal securities laws shares of the Company’s common stock owned by the Sponsor Stockholders, including shares that they will acquire in connection with the Merger.

The Support Agreements
     In connection with the Merger Agreement, the Company entered into two Support Agreements, dated as of October 3, 2005 (the “Support Agreements”), with the Sponsor Stockholders. Pursuant to the Support Agreements, each of the Sponsor Stockholders agreed to vote specified percentages under varying circumstances in favor of the Merger. In addition, pursuant to the Support Agreements, each of the Sponsor Stockholders irrevocably appointed the Company, or any designee, as its proxy and attorney-in-fact, to vote or act by written consent with respect to such Sponsor Stockholder’s Dex Media securities. The Support Agreements terminate if the Merger Agreement is terminated.
     The Support Agreements restrict the Sponsor Stockholders from transferring their Dex Media securities, or any securities of the Company into which the Dex Media securities are converted in the Merger, during the period from October 3, 2005 until three months after the Merger is consummated (unless the Merger Agreement is terminated). The Sponsor Stockholders also agreed not to purchase additional Dex Media securities during the period from October 3, 2005 through the completion of the Merger (unless the Merger Agreement is terminated).
Stock Purchase and Support Agreement
     The Company also entered into a Stock Purchase and Support Agreement (the “Stock Purchase Agreement”), dated as of October 3, 2005, with certain investment partnerships affiliated with The Goldman Sachs Group, Inc. (the “GS Funds”), pursuant to which the Company agreed to repurchase all of the outstanding shares of the Company’s preferred stock from the GS Funds (the “GS Redemption”) for an aggregate purchase price equal to (i) the product of (A) $64.00 and (B) the number of shares of the Company’s common stock into which the outstanding preferred stock was convertible as of (and including) September 30, 2005 plus (ii) an amount equal to the amount of dividends that would have accrued on the outstanding preferred stock from and after October 1, 2005 through and including the earlier of (A) the GS Redemption Closing Date (as defined below) and (B) January 3, 2006 had the parties not entered into the Stock Purchase Agreement. The purchase price is subject to adjustment pursuant to the Stock Purchase Agreement if the GS Redemption Closing (as defined below) occurs after January 3, 2006. The outstanding shares of preferred stock were convertible into approximately 5.2 million shares of the Company’s common stock as of September 30, 2005 and, if the Merger were to close on January 31, 2006, the Company would repurchase the preferred stock for an aggregate price of approximately $337 million. As noted below, the Company’s agreement to repurchase the preferred stock is not conditioned on the completion of the Merger, although the Merger is conditioned on the GS Redemption Closing.
     Assuming that the conditions to the Stock Purchase Agreement are satisfied or waived, the GS Redemption will close at the earliest of (i) a date specified by the Company, which shall be after January 3, 2006 and no earlier than five business days after notice to the GS Funds, (ii) the effective time of the Merger, (iii) if the Merger Agreement is terminated, the earlier of (A) a date specified by the Company, which shall be no earlier than five business days after notice to the GS Funds, and (B) 30 days following the termination of the Merger Agreement or (iv)

July 15, 2006, or at such other time mutually agreed upon by the Company and the Purchasers (such closing, the “GS Redemption Closing” and the date upon which the GS Redemption Closing occurs, the “GS Redemption Closing Date”).
     In addition, subject to the terms and conditions of the Stock Purchase Agreement, the GS Funds have consented to the Merger and the transactions contemplated by the Merger Agreement and agreed to vote all of their Company voting securities in favor of the Merger. The Stock Purchase Agreement also restricts the GS Funds from transferring their Company securities (including the preferred stock and warrants to purchase common stock held by the GS Funds) until the earlier of the GS Redemption Closing or the termination of the Stock Purchase Agreement. The Stock Purchase Agreement contains customary representations, warranties and covenants of the parties, closing conditions and indemnification agreements.
     Upon the GS Redemption Closing, the GS Funds’ right to elect two directors to the Company Board and the other rights afforded to the GS Funds under the terms of the preferred stock and related agreements will be terminated. Under the Stock Purchase Agreement, the GS Funds would retain their warrants to purchase approximately 1.65 million shares of the Company’s common stock.
Commitment Letter
     The Company has received financing commitments in a commitment letter (the “Commitment Letter”), dated October 2, 2005, from J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A. (collectively, “JPMorgan”) to provide, among other things, the cash portion of the merger consideration in connection with the Merger and financing for the GS Redemption, subject to the terms and conditions of the Commitment Letter. JPMorgan has agreed, subject to the terms and conditions of the Commitment Letter, to provide, among other things, (i) $503,000,000 from incremental secured term loan facilities to be made available under the Credit Agreement, dated September 9, 2003, to which Dex Media and certain of its subsidiaries are parties (the “Dex West Credit Agreement”), (ii) $1,842,000,000 from the issuance of senior notes of the Company or under a bridge facility, and (iii) $250,000,000 from the issuance of senior notes of Dex Media or under a bridge facility.
     The completion of the Merger is expected to result in change of control offers under certain of Dex Media’s and its subsidiaries’ existing indebtedness. The Commitment Letter includes the refinancing of such indebtedness that is put back to Dex Media in connection with the change of control offers made as a result of the Merger, subject to the terms and conditions of the Commitment Letter. The Commitment Letter contemplates refinancings of certain of the Company’s and its subsidiaries’ other existing indebtedness.
     The completion of Merger will also require certain amendments and consents (the “Amendments”) under the Amended and Restated Credit Agreement, dated as of September 1, 2004, to which the Company and its subsidiary, R.H. Donnelley Inc., are parties, the Credit Agreement, dated November 8, 2002, to which Dex Media and certain of its subsidiaries are parties, and the Dex West Credit Agreement. JPMorgan has agreed, subject to the terms and conditions of the Commitment Letter, to assist in obtaining the Amendments, to offer to purchase the loans and commitments of any lenders not providing consent to the Amendments and, if the Amendments are not approved, to provide refinancings of the credit facilities for which the Amendments are not obtained.
     JPMorgan’s commitments provided in the Commitment Letter are subject to the terms and conditions provided therein, including without limitation the completion of the Merger in accordance with the terms of the Merger Agreement.
Amendment No. 3 to the Rights Agreement
     In connection with the Merger, the Company Board approved Amendment No. 3, dated as of October 3, 2005 (the “Rights Agreement Amendment”), to the Rights Agreement, dated as of October 27, 1998, as amended (the “Rights Agreement”), between the Company and The Bank of New York, as successor rights agent. The Rights Agreement Amendment made the provisions of the Rights Agreement inapplicable to the Sponsor Stockholders in connection with the Merger and the transactions contemplated by the Merger Agreement, subject to specified limitations, including that the Sponsor Stockholders comply with their standstill obligations under the Stockholder Agreements.
Employment Agreements
     In connection with the execution of the Merger Agreement, on October 3, 2005, the Company entered into an amendment and restatement of the employment agreement with David C. Swanson, Chairman and Chief Executive Officer, dated May 1, 2002, an amendment and restatement of the employment agreement with Peter J. McDonald, President and Chief Operating Officer, dated September 21, 2002, and an amendment and restatement of the employment agreement with Steven M. Blondy, Senior Vice President and Chief Financial Officer, dated March 1, 2002 (each of the amended and restated employment agreements, an “Employment Agreement” and collectively, the “Employment Agreements”). Each Employment Agreement will be effective upon the completion of the Merger and will replace and supercede each of the existing employment agreements at that time. After the Merger, each of the executive officers will continue to serve in his respective position, except that Mr. Swanson will relinquish the position of Chairman of the Company Board and continue as Chief Executive Officer.
     Mr. Swanson’s Employment Agreement provides for a three-year employment term from the completion of the Merger that will automatically renew annually upon expiration of the initial employment term, unless either party gives notice. However, during the initial term, the Company may not give notice not to renew or to terminate unless such notice is first approved by the affirmative vote of not less than 75% of the members of the Company Board cast at a meeting called specifically for that purpose. Mr. Swanson’s Employment Agreement also provides for an increase in his annual base salary to $850,000 and states that his minimum target bonus opportunity under the Company’s 2005 Stock Award and Incentive Plan will be 100% of his base salary; not less than 70% of the bonus will be paid in cash. His maximum bonus opportunity may not be less than the maximum target bonus opportunity he is eligible for at the time the agreement becomes effective.

     Mr. McDonald’s Employment Agreement provides for an increase in his annual base salary to $600,000 and further provides that his minimum target bonus opportunity under the Company’s 2005 Stock Award and Incentive Plan will be 80% of his base salary; not less than 55% of the bonus will be paid in cash. His maximum bonus opportunity may not be less than the maximum target bonus opportunity he is eligible for at the time the agreement becomes effective.
     Mr. Blondy’s Employment Agreement provides for an increase in his annual base salary to $450,000 and further provides that his minimum target bonus opportunity under the Company’s 2005 Stock Award and Incentive Plan will be 75% of his base salary; not less than 55% of the bonus will be paid in cash. His maximum bonus opportunity may not be less than the maximum target bonus opportunity he is eligible for at the time the agreement becomes effective.
     Except as described above and with minor immaterial exceptions, the terms and conditions of the Employment Agreements are substantially identical to the terms and conditions of each of their respective existing employment agreements.
Founders’ Grants Stock Appreciation Rights Awards
     In connection with the Merger, on October 2, 2005, the Company Board approved and adopted the Compensation and Benefits Committee’s recommendation to grant each of the following officers an award of stock appreciation rights in the amounts set forth below:

Officer	SAR Award
David C. Swanson	300,000
Peter J. McDonald	150,000
Steven B. Blondy	150,000
George F. Bednarz	50,000
Robert J. Bush	50,000
The Company Board also approved grants to other officers and employees under the same terms and conditions, although generally covering fewer shares. A total number of 1.1 million shares are covered by all of these grants.
     The Committee had authorized, subject to the Company Board’s approval of the grants, the Company to enter into stock appreciation rights agreements (collectively, the “SAR Agreements”) with each of the foregoing officers, among other officers and employees of the Company. Each SAR Agreement provides that such rights will be granted with a grant price of $65 per share of common stock, above the fair market value on the date of grant but reflective of the valuation included in the merger consideration. Each SAR Agreement further provides that the award will terminate automatically if: (i) the Company does not consummate the Merger or (ii) the recipient does consent to a waiver of all rights, benefits and payments that such recipient would have been entitled to receive under each of the Company’s plans specified in the form of consent and waiver attached to the SAR Agreement with respect to outstanding awards under such plans following a change in control resulting from the Merger. The SAR Agreements also provide for substitution of entitlement to such benefits and payments if a recipient’s employment is terminated without cause or for good reason at or within two years after the completion of the Merger. Due to the requested waivers, recipients have been given 30 days within which to consider and decide whether to execute the SAR Agreement and related waiver.
     In addition, in connection with the Merger, on October 2, 2005, the Board approved and adopted the Compensation and Benefits Committee recommendation to set aside a share-based awards pool of: (i) 500,000 shares of the Company’s common stock for grants of share-based awards to employees of Dex Media who are key to the organization and who are designated with the title of Vice President and above and (ii) 300,000 shares of the Company’s common stock for grants of share-based awards to key employees of Dex Media who are designated as Directors and Key Sales Management. The grants will be in lieu of each recipient’s regular 2006 grants and will be made by the Company’s Compensation and Benefits Committee shortly before or following completion of the Merger.
     Lastly, in connection with the Merger, on October 2, 2005, the Board approved and adopted the Compensation and Benefits Committee recommendation to (a) waive all performance conditions associated with the July 2004 SARs award made in connection with the Company’s acquisition from SBC Communications Inc. of its directory publishing business in Illinois, and (b) substitute a vesting schedule of equal one third annual installments for such awards.
     The foregoing descriptions of the Merger Agreement, Rights Agreement Amendment, Stockholders Agreements, Support Agreements, Stock Purchase Agreement, Commitment Letter, Employment Agreements and form of the SAR Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 2.1, 4.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, and 10.10, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders
     The information set forth in Item 1.01 with regard to the Rights Agreement Amendment is incorporated herein by reference.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
     Certain statements contained in this document regarding the Company’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “planned,” “estimated,” “potential,” “goal,” “outlook,” and similar expressions, as they relate to the Company or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies include, but are not limited to, statements about the benefits of the merger between the Company and Dex Media, including future financial and operating results, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts.
     The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the ability to obtain governmental approvals of the Merger on the proposed terms and schedule; (2) the failure of the Company and Dex Media stockholders to approve the Merger; (3) the risk that the businesses will not be integrated successfully; (4) the risk that the cost savings and any revenue synergies from the Merger may not be fully realized or may take longer to realize than expected; (5) disruption from the Merger making it more difficult to maintain relationships with customers, employees or suppliers; and (6) general economic conditions and consumer sentiment in our markets. Additional factors that could cause the Company’s and Dex Media’s results to differ materially from those described in the forward-looking statements are described in detail in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s and Dex Media’s Annual Reports on Form 10-K for the year ended December 31, 2004, as well as the Company’s and Dex Media’s other periodic filings with the Securities and Exchange Commission (the “SEC”) that are available on the SEC’s internet site (http://www.sec.gov).
Additional Information and Where To Find It
     Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about the Company and Dex Media, without charge, at the SEC’s internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to the Company or Dex Media.
Participants in Solicitation
     The respective directors and executive officers of the Company and Dex Media and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its proxy statement filed with the SEC by the Company on March 21, 2005, and information regarding Dex Media’s directors and executive officers is available in its proxy statement filed with the SEC by Dex Media on April 20, 2005. Copies of these documents can be obtained, without charge, by directing a request to the Company or Dex Media. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.
               The following exhibits are filed with this report:

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of October 3, 2005, among R.H. Donnelley Corporation, Dex Media, Inc. and Forward Acquisition Corp.
4.1	Amendment No. 3, dated as of October 3, 2005, to the Rights Agreement, dated as of October 27, 1998, as amended, between the Company and The Bank of New York, as successor rights agent (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on October 6, 2005, Commission File No. 1-7155).
10.1	Sponsor Stockholders Agreement, dated as of October 3, 2005, among R.H. Donnelley Corporation, Welsh, Carson, Anderson & Stowe IX, L.P., WD GP Associates LLC and WD Investors LLC.
10.2	Sponsor Stockholders Agreement, dated as of October 3, 2005, among R.H. Donnelly Corporation, Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle High Yield Partners, L.P., Carlyle-Dex Partners L.P. and Carlyle-Dex Partners II, L.P.
10.3	Support Agreement, dated October 3, 2005, among R.H. Donnelley Corporation, Welsh, Carson, Anderson & Stowe IX, L.P., WD GP Associates LLC and WD Investors LLC.
10.4	Support Agreement, dated October 3, 2005, among R.H. Donnelley Corporation, Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle High Yield Partners, L.P., Carlyle-Dex Partners L.P. and Carlyle-Dex Partners II, L.P.
10.5	Stock Purchase and Support Agreement, dated as of October 3, 2005, among R.H. Donnelly Corporation and the stockholders listed on Schedule A attached thereto.
10.6	Commitment Letter, dated October 2, 2005, among R.H. Donnelley Corporation, J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A.
10.7	Amended and Restated Employment Agreement, dated October 3, 2005, between R.H. Donnelley Corporation and David C. Swanson.
10.8	Amended and Restated Employment Agreement, dated October 3, 2005, between R.H. Donnelley Corporation and Peter J. McDonald.
10.9	Amended and Restated Employment Agreement, dated October 3, 2005, between R.H. Donnelley Corporation and Steven M. Blondy.
10.10	Form of Stock Appreciation Rights Awards Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.H. DONNELLEY CORPORATION
/s/ Robert J. Bush
Robert J. Bush
Vice President, General Counsel & Corporate Secretary

R.H. DONNELLEY INC.
/s/ Robert J. Bush
Robert J. Bush
Vice President, General Counsel & Corporate Secretary

Date: October 6, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of October 3, 2005, among R.H. Donnelley Corporation, Dex Media, Inc. and Forward Acquisition Corp.
4.1	Amendment No. 3, dated as of October 3, 2005, to the Rights Agreement, dated as of October 27, 1998, as amended, between the Company and The Bank of New York, as successor rights agent (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on October 6, 2005, Commission File No. 1-7155).
10.1	Sponsor Stockholders Agreement, dated as of October 3, 2005, among R.H. Donnelley Corporation, Welsh, Carson, Anderson & Stowe IX, L.P., WD GP Associates LLC and WD Investors LLC.
10.2	Sponsor Stockholders Agreement, dated as of October 3, 2005, among R.H. Donnelly Corporation, Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle High Yield Partners, L.P., Carlyle-Dex Partners L.P. and Carlyle-Dex Partners II, L.P.
10.3	Support Agreement, dated October 3, 2005, among R.H. Donnelley Corporation, Welsh, Carson, Anderson & Stowe IX, L.P., WD GP Associates LLC and WD Investors LLC.
10.4	Support Agreement, dated October 3, 2005, among R.H. Donnelley Corporation, Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle High Yield Partners, L.P., Carlyle-Dex Partners L.P. and Carlyle-Dex Partners II, L.P.
10.5	Stock Purchase and Support Agreement, dated as of October 3, 2005, among R.H. Donnelly Corporation and the stockholders listed on Schedule A attached thereto.
10.6	Commitment Letter, dated October 2, 2005, among R.H. Donnelley Corporation, J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A.
10.7	Amended and Restated Employment Agreement, dated October 3, 2005, between R.H. Donnelley Corporation and David C. Swanson.
10.8	Amended and Restated Employment Agreement, dated October 3, 2005, between R.H. Donnelley Corporation and Peter J. McDonald.
10.9	Amended and Restated Employment Agreement, dated October 3, 2005, between R.H. Donnelley Corporation and Steven M. Blondy.
10.10	Form of Stock Appreciation Rights Awards Agreement.